Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-68488, 33-12453, 33-13577, 33-30884, 33-39265, 333-00567, 333-69445, 333-69441, 333-37276, 333-37278, 333-103433 and 333-103435) and Form S-3 (Nos. 333-106912, 333-82910, 333-11478 and 333-112373) of Kulicke and Soffa Industries, Inc. of our report dated November 19, 2003 , except as to the discontinued operations described in Note 2, Note 4 and Note 13 which are as of May 6, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 5, 2004